Exhibit 99.1

US Foods:	US Foods:	SGA Food Group:
INVESTORS: Melissa Napier	MEDIA: Sara Matheu	MEDIA: Brad Parker
847-720-2767	847-720-2392	480-927-4540
Melissa.Napier@usfoods.com	Sara.Matheu@usfoods	Brad_Parker@sgagroup.com

US Foods to Acquire SGA’s Food Group of Companies for $1.8 Billion

Expands Presence Across Attractive and Growing Northwest Region
Expected to Become Accretive to Adjusted EPS in the Second Full Year Following Closing

ROSEMONT, Ill. and SCOTTSDALE, Ariz. (BUSINESS WIRE) JULY 30, 2018 – US Foods Holding Corp. (NYSE: USFD) and Services Group of America today announced that they have entered into a definitive agreement under which US Foods will acquire five operating companies collectively known as SGA’s Food Group of Companies, for $1.8 billion in cash. The transaction has been unanimously approved by US Foods’ Board of Directors.

Headquartered in Scottsdale, Arizona, SGA’s Food Group of Companies has combined 2017 net sales of $3.2 billion and approximately 3,400 employees. SGA’s Food Group of Companies currently operates as five separate operating companies:
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Food Services of America, Inc. (FSA): One of the largest regional broadline distribution companies in the U.S. serving 16 states in the West and Midwest from nine distribution centers; 75% of net sales

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Systems Services of America, Inc. (SSA): Multi-unit distribution foodservice company specializing in distribution to casual and fast casual dining establishments and regional and national QSR chains; 21% of net sales;

•	Amerifresh, Inc.: Strong produce sourcing and marketing capabilities, 2% of net sales;
•	Ameristar Meats, Inc.: Provider of custom meat products, including 18 different beef programs to meet customer specifications; 1% of net sales; and
•	GAMPAC Express, Inc.: Supply chain planning and logistics; 1% of net sales.

These five operating companies together deliver superior solutions for the diverse customers served by SGA’s Food Group of Companies. FSA has a strong focus on serving independent restaurants, which account for approximately 40% of its net sales base, and employs a forward-thinking approach to technological leadership to serve customer needs.

“This acquisition will significantly increase US Foods’ reach across key markets in the attractive and growing Northwest region of the U.S. and adds one of the most well-regarded regional distributors to our Company,” commented US Foods Chairman and CEO Pietro Satriano. “With a shared commitment to customer service, including a proven track record of leveraging technology and private brands to meet customer needs, SGA’s Food Group of Companies is an ideal fit. The company’s unique merchandising programs, mature local sourcing capabilities and track record of operational excellence will be strong additions to our business. We look forward to welcoming the talented teams at SGA’s Food Group of Companies to US Foods, providing customers with even better service and expanded capabilities, and delivering accelerated growth and value to our shareholders.”

Services Group of America Executive Vice President and COO Slade Stewart said, “For the past 46 years, we have had the vision to become a leading national foodservice company. This is an exciting milestone on our journey and provides more success and growth opportunities for our customers and our Associates.”

Compelling Strategic and Financial Benefits
•	Complementary Geographic Footprint: The transaction expands US Foods’ network in the attractive and growing Northwest.
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Increased Scale and Accelerated Growth: SGA’s Food Group of Companies approximately 33,000 customers, 12 regional distribution centers and more than 20 private brands will enhance US Foods’ overall scale.  In addition, combining the best of both companies’ processes and technologies, along with the potential to roll out US Foods’ leading product portfolio and suite of value-added services to the customers of SGA’s Food Group of Companies, will drive increased growth within the combined company.

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Attractive Synergy Opportunity: US Foods expects to achieve approximately $55 million in annual run-rate cost synergies by the end of fiscal 2022, primarily driven by savings in distribution, procurement and administrative expenses.

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Attractive Valuation: The purchase price reflects a multiple of 12.5x SGA’s Food Group of Companies 2018E Adjusted EBITDA of $123 million, after taking into account the approximately $260 million estimated present value of cash tax benefits to be realized as a result of the acquisition. Including $55 million in annual run-rate synergies, the price reflects a 2018E Adjusted EBITDA multiple of 8.6x.

•	Accretive to Adjusted EPS: Excluding amortization, the transaction is expected to become accretive to US Foods’ Adjusted EPS in the second full year following closing.

Acquisition Financing Details
US Foods will finance the acquisition primarily with $1.5 billion in fully committed term loan financing from J.P. Morgan and Bank of America Merrill Lynch and will fund the balance of the purchase price through its existing liquidity resources. At the closing of the acquisition, US Foods’ pro forma net leverage is expected to be 4.1x. Given the combined company’s strong cash flow generation, including synergies, US Foods expects to reduce net leverage to approximately 3.0x by the end of fiscal 2020.

The acquisition is subject to regulatory approval and other customary closing conditions.

Centerview Partners is acting as financial advisor to US Foods, Cravath, Swaine & Moore LLP is acting as its legal advisor, and KKR Capital Markets is acting as its debt capital markets advisor. Morgan Stanley & Co. LLC is acting as financial advisor to Services Group of America, and Davis Polk & Wardwell LLP is acting as its legal advisor.

Conference Call and Webcast Information
US Foods will host a live conference call and webcast today, July 30, 2018 at 7:30am CDT to discuss the SGA’s Food Group of Companies acquisition and second quarter fiscal 2018 earnings, which were announced separately today. The second quarter fiscal 2018 conference call has been rescheduled to today from its originally-scheduled date of Tuesday, August 7, 2018.

The conference call can be accessed live over the phone by dialing 844-292-0976; the conference ID number is 7567095. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

The conference call will also be webcast live from the company’s Investor Relations website at https://ir.usfoods.com.  The presentation slides reviewed during the webcast will be available shortly before that time.  An archived copy of the webcast will be available later that same day.

About US Foods
US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 restaurants and foodservice operators to help their businesses succeed. With 25,000 employees and more than 60 locations, US Foods provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, IL, and generates approximately $24 billion in annual revenue. Visit www.usfoods.com to learn more.

About SGA’s Food Group of Companies
SGA’s Food Group of Companies is comprised of five businesses providing a broad array of foodservice solutions to a wide spectrum of customers including independent and chain foodservice operators. The businesses are Food Services of America, Systems Services of America, Amerifresh, Ameristar Meats and GAMPAC.

Forward-Looking Statements
Statements in this press release, including financial estimates and statements as to the completion and effects of the contemplated acquisition of SGA’s Food Group of Companies, are “forward‐looking statements” within the meaning of the federal securities laws and are subject to risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in, or implied by, the forward‐looking statements.  These forward-looking statements include, but are not limited to, statements about the benefits of the acquisition, including financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts, and are based upon our current beliefs and expectations and are subject to significant risks and uncertainties which are beyond our control.  Among the risks and uncertainties that could cause actual results to differ from those expressed in the forward-looking statements are: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement, (2) the risk that the necessary regulatory approvals may not be obtained as a result of conditions that are not anticipated, (3) risks that any of the closing conditions to the acquisition may not be satisfied in a timely manner, (4) failure to realize the benefits of the acquisition, (5) the effect of the announcement of the acquisition on the ability of SGA’s Food Group of Companies to retain customers, retain and hire key personnel, and maintain relationships with suppliers, and on their operating results and businesses generally and (6) potential litigation in connection with the acquisition.  A discussion of additional risks and uncertainties is set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which was filed with the Securities and Exchange Commission on February 27, 2018. The forward-looking statements contained in this press release speak only as of the date of this release. We undertake no obligation to update or revise any forward-looking statements.

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